PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(to prospectus dated February 3, 2025)	Registration No. 333-284562

VERIFYME, INC.

Up to $15,803,511 of Shares of Common Stock

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We have entered into a sales agreement with Roth Capital Partners, LLC, or Roth, dated March 6, 2025, relating to the sale of shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, under this prospectus supplement we may offer and sell shares of our common stock, par value $0.001 per share, having an aggregate offering price of up to $15,803,511 from time to time through Roth, acting as our agent.

Our common stock and certain warrants are listed on the Nasdaq Capital Market and trade under the symbols “VRME” and “VRMEW,” respectively. The closing price of our common stock on Nasdaq on March 3, 2025 was $0.97 per share.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through the Nasdaq Capital Market or any other existing trading market for our common stock. Roth is not required to sell any specific amount, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices on mutually agreed terms between Roth and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The aggregate compensation payable to Roth as sales agent equals 3.0% of the gross proceeds of the shares of our common stock sold through it pursuant to the sales agreement. See “Plan of Distribution” beginning on page S-12 for additional information regarding the compensation to be paid to Roth. In connection with the sale of the common stock on our behalf, Roth will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Roth will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Roth with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended.

As of March 6, 2025, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $47 million, based on 11,036,742 shares of outstanding common stock held by non-affiliates at a price of $4.30 per share, which was the closing price of our common stock on the Nasdaq Capital Market on January 16, 2025. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million (the "Baby Shelf Limitation"). During the 12 calendar months prior to and including the date hereof, we have not sold any securities pursuant to General Instruction I.B.6. of Form S-3.

Investing in our securities is speculative and involves a high degree of risk. You should carefully read and consider the risk factors described under the heading “Risk Factors” on page S-8 of this prospectus supplement and in the accompanying prospectus and the documents that are incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

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Roth Capital Partners

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March 6, 2025

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of a registration statement that was filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. This prospectus supplement may add, update or change information contained in the accompanying prospectus. If the information contained in this prospectus supplement differs or varies from, or is inconsistent with, the information contained in the accompanying prospectus, or the information contained in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on the information set forth in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and Roth has not, authorized anyone else to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. We and Roth take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide.

The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read both this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and the additional information described under “Where You Can Find More Information” in this prospectus supplement and in the accompanying prospectus before investing in our common stock.

We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties, and covenants should not be relied on as accurately representing the current state of our affairs.

We use various trademarks and trade names in our business, including without limitation our corporate name and logo. All other trademarks or trade names referred to in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein or therein are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein or therein may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

You should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement or the accompanying prospectus by any person in any jurisdiction if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

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Unless otherwise indicated, information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus concerning our business and the industry and markets in which we operate, including with respect to our business prospects, our market position and opportunity, and the competitive landscape, is based on information from our management’s estimates, as well as from industry publications, surveys and studies conducted by third parties. Our management’s estimates are derived from publicly available information, their knowledge of our business and industry, and assumptions based on such information and knowledge, which they believe to be reasonable. In addition, while we believe that information contained in the industry publications, surveys and studies has been obtained from reliable sources, we have not independently verified any of the data contained in these third-party sources, and the accuracy and completeness of the information contained in these sources is not guaranteed. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market, and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical, and general publications, government data and similar sources.

Unless the context otherwise requires, references in this prospectus supplement and accompanying prospectus to “VerifyMe,” the “Company,” “we,” “us,” and “our” refer to VerifyMe, Inc. and its subsidiary, unless the context clearly indicates otherwise.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents that we incorporate by reference in this prospectus supplement and the accompanying prospectus, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to qualify for the “safe harbor” created by those sections.  The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts contained in this prospectus supplement and accompanying prospectus, including among others, statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements.

Our actual results and the timing of certain events may differ materially from those expressed or implied in such forward-looking statements due to a variety of factors and risks, including, but not limited to, those set forth under “Risk Factors,” those set forth from time to time in our other filings with the SEC, including risks related to the following:

•	our engagement in future acquisitions or strategic partnerships that increase our capital requirements or cause us to incur debt or assume contingent liabilities;
•	our reliance on one key strategic partner for shipping services in our Precision Logistics segment;
•	competition, including by our key strategic partner;
•	seasonal trends in our business;
•	severe climate conditions;
•	the highly competitive nature of the industry in which we operate;
•	our brand image and corporate reputation;
•	impairments related to our goodwill and other intangible assets;
•	economic and other factors such as recessions, downturns in the economy, inflation, global uncertainty and instability;
•	the effects of pandemics;
•	changes in United States social, political, and regulatory conditions and/or a disruption of financial markets;
•	reduced freight volumes due to economic conditions;
•	reduced discretionary spending in a recessionary environment;
•	global supply-chain delays or shortages;
•	fluctuations in labor costs, raw materials, and changes in the availability of key suppliers;
•	our history of losses;
•	our ability to use our net operating losses to offset future taxable income;
•	the confusion of our name brand with other brands;
•	the ability of our technology to work as anticipated and to successfully provide analytics logistics management;
•	the ability of our strategic partners to integrate our solutions into their product offerings;
•	our ability to manage our growth effectively;
•	our ability to successfully develop and expand our sales and marketing capabilities;
•	risks related to doing business outside of the U.S.;
•	intellectual property litigation;
•	our ability to successfully develop, implement, maintain, upgrade, enhance, and protect our information technology systems;
•	our reliance on third-party information technology service providers;
•	our ability to respond to evolving laws related to information technology such as privacy laws;
•	our ability to retain key management personnel;
•	our ability to work with partners in selling our technologies to businesses;
•	production difficulties;
•	our inability to enter into contracts and arrangements with future partners;
•	our ability to acquire new customers;
•	issues which may affect the reluctance of large companies to change their purchasing of products;
•	acceptance of our technologies and the efficiency of our authenticators in the field;
•	our ability to comply with the continued listing standards of the Nasdaq Capital Market; and
•	our ability to timely pay amounts due and comply with the covenants under our debt facilities.

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We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus supplement and accompanying prospectus. We have based these forward-looking statements largely on our current expectations about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus supplement and accompanying prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus supplement and accompanying prospectus to conform these statements to actual results or to changes in our expectations.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. Before investing in our common stock, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors,” and the financial statements and accompanying notes and other information incorporated by reference in this prospectus supplement and the accompanying prospectus.

Company Overview

VerifyMe, Inc. (“VerifyMe,” the “Company,” “we,” “us,” or “our”), is a specialized logistics company that specializes in time and temperature sensitive products, as well as providing brand protection and enhancement solutions. We operate a Precision Logistics segment which includes the operations of our subsidiary PeriShip Global, LLC (“PeriShip Global”) and accounts for nearly all VerifyMe revenue, and an Authentication segment. Through our Precision Logistics segment, we provide a value-added service for sensitive parcel management driven by a proprietary software platform that provides predictive analytics from key metrics such as pre-shipment weather analysis, flight-tracking, sort volumes, and traffic, delivered to customers via a secure portal. The portal provides real-time visibility into shipment transit and last-mile events which is supported by a service center. Through our Authentication segment our technologies enable brand owners to deter counterfeit activities.

Precision Logistics: The Precision Logistics segment specializes in predictive analytics for optimizing delivery of time and temperature sensitive perishable products. We manage complex industry-specific shipping logistic processes that require critical time, temperature control and handling to prevent spoilage and brand impairment. Utilizing predictive analytics from multiple data sources including flight-tracking, weather, traffic, major carrier feeds, and time of day data, we provide our clients an end-to-end vertical approach for their most critical service delivery needs. Using our proprietary IT platform, we provide real-time information and analysis to mitigate supply chain flow interruption, as well as delivering last-mile resolution for key markets, including the perishable healthcare and food industries.

Through our proprietary PeriTrack ® customer dashboard, we provide an integrated tool that gives our customers an in-depth look at their shipping activities and allows them access to critical information in support of the specific needs of the supply chain stakeholders. We offer post-delivery services such as customized reporting for trend analysis, system performance reports, power outage maps, and other tailored reports.

Precision Logistics generates revenue from two business service models.

•	ProActive Service – clients pay us directly for carrier service coupled with our proactive logistics assistance.

•	Premium Service – clients pay us directly or through our carrier partner for our complete white-glove shipping monitoring and predictive analytics service. This service includes customer web portal access, weather monitoring, temperature control, full-service center support and last mile resolution.

Products: The Precision Logistics segment includes the following bundled services as part of our service offerings to our customers:

•	PeriTrack ®: Our proprietary PeriTrack® customer dashboard was developed utilizing our extensive logistics operational knowledge. This integrated web portal tool gives our customers an in-depth look at their shipping activities based on real-time data. The PeriTrack® dashboard was designed to provide critical information in support of the specific needs of supply chain stakeholders and gives our customer resolution specialists a 360° view of shipping activity. PeriTrack® features tools tailored for shippers of perishable goods, which includes the In-Transit Shipment Tracker. This tool provides details on the unique shipper’s in-transit shipments, with the ability to select and analyze data on individual shipments.

•	Service Center: We have assembled a team of customer resolution specialists based in the U.S. This service team resolves shipping problems on behalf of our customers. The service center acts as a help desk and monitors shipping to delivery for our customers.

•	Pre-Transit Service: We help clients prepare their products for shipments by advising clients on packaging requirements for various types of perishable products. Each product type requires its own particular packaging to protect it during shipment, and we utilize our extensive knowledge and research to provide our customers with packaging recommendations to meet their unique needs.

•	Post-Delivery: We provide customized reporting for trend analysis, system performance reports, power outage maps, and many other reports to help our customers improve their processes and customer service outcomes.

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•	Weather/Traffic Service: We have full-time meteorologists on staff to monitor weather. A package may experience a variety of weather conditions between the origin and destination, and our team actively monitors these conditions to maximize the number of timely and safely transmitted shipments. Similarly, traffic and construction also create unpredictable delays which our team works diligently to mitigate. If delays or other issues occur, we inform clients and work with them to proactively resolve such shipment issues.

Authentication: The Authentication segment specializes in anti-counterfeit and brand protection. This is critical in the current landscape of increased counterfeit activity and customer expectations. VerifyMe has patented technologies that address the needs of brands.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” and accordingly may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

Corporate Information

We were originally formed under the laws of the state of Nevada on November 10, 1999. Our principal executive offices are located at 801 International Parkway, Fifth Floor, Lake Mary, Florida, 32746, and our telephone number is (585) 736-9400. Our website address is www.verifyme.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement and accompanying prospectus, and you should not consider information on our website to be part of this prospectus supplement or accompanying prospectus. We have included our website address in this prospectus supplement and accompanying prospectus solely as an inactive textual reference.

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $15,803,511.

Common stock outstanding after this offering	Up to 28,647,051 shares, assuming the sale of up to 16,292,279 shares of our common stock at a price of $0.97 per share, which was the closing price of our common stock on the Nasdaq Capital Market on March 3, 2025. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering	“At the market offering” that may be made from time to time on the Nasdaq Capital Market or other existing trading market for our common stock through our agent, Roth. See the section entitled “Plan of Distribution” on page S-12 of this prospectus supplement.

Use of Proceeds	We currently intend to use the net proceeds from this offering for working capital and other general corporate purposes. See “Use of Proceeds” on page S-10 of this prospectus supplement.

Risk Factors	Investing in our common stock involves significant risks. You should read the “Risk Factors” section of this prospectus supplement on page S-8, the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors to carefully consider before deciding to invest in our common stock.

Nasdaq Capital Market symbol	“VRME”

The number of shares of common stock to be outstanding immediately after this offering is based on 12,354,772 shares outstanding as of March 6, 2025, which excludes:

●	221,000 shares of common stock issuable upon exercise of outstanding stock options as of September 30, 2024, with a weighted-average exercise price of $3.57 per share;

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●	4,628,586 shares of common stock issuable upon exercise of outstanding common stock warrants as of September 30, 2024, with a weighted average exercise price of $4.13 per share;

●	363,403 unvested restricted stock units, or RSUs, as of September 30, 2024;

●	1,801,660 unvested performance-based RSUs, as of September 30, 2024;

●	140,000 unvested restricted stock awards, or RSAs, as of September 30, 2024;

●	744,498 shares of common stock reserved for future grants pursuant to our 2020 Equity Incentive Plan;

●	354,169 shares of common stock reserved for issuance pursuant to our 2021 Stock Purchase Plan.

Unless otherwise indicated, all information contained in this prospectus supplement assumes no exercise of the outstanding options or warrants, or vesting of the RSUs described above.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any amendments thereto reflected in subsequent filings, each of which are incorporated by reference in this prospectus supplement and the accompanying prospectus, and all of the other information in this prospectus supplement and the accompanying prospectus, including our financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus supplement and accompanying prospectus, or the documents incorporated by reference herein or therein actually occur, our business, financial condition, results of operations and prospects could be adversely affected in a material way. The occurrence of any of these risks may cause you to lose all or part of your investment in the offered securities.

Risks Related to this Offering and Ownership of our Securities

We have a history of losses and we may never achieve or maintain profitability.

Since our inception, we have incurred operating losses each year due to costs incurred in connection with research and development activities and general and administrative expenses associated with our operations. In addition, we have made significant expenditures on acquisitions and may continue to complete acquisitions in the future. We expect to continue to incur expenditures to develop and market our services and to make acquisitions and could continue to incur operating losses and negative operating cash flow. We may encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may adversely affect our business. Our ability to generate profits will depend, in part, on our expenses and our ability to generate revenue. Our prior losses and any future losses have had and may continue to have an adverse effect on our working capital. If we fail to generate revenue and become profitable, or if we are unable to fund our continuing losses, our shareholders could lose all or part of their investments.

Because the offering price of our common stock may be substantially higher than the net tangible book value per share of our outstanding common stock, new investors may experience immediate and substantial dilution.

The price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering. Assuming that an aggregate of 16,292,279 shares of our common stock are sold at a price of $0.97 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on March 3, 2025, for aggregate gross proceeds of $15,803,511, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will incur immediate dilution of $0.37 per share. For a more detailed discussion of the foregoing, see “Dilution” in this prospectus supplement. To the extent outstanding stock options, warrants, RSAs or RSUs are exercised or vested, as applicable, there will be further dilution to new investors. In addition, to the extent we need to raise additional capital in the future and we issue additional shares of common stock or securities convertible or exchangeable for our common stock, our then existing shareholders may experience dilution and the new securities may have rights senior to those of our common stock offered in this offering.

Our management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the currently intended purposes described in the section entitled “Use of Proceeds.” Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management may not apply our cash from this offering in ways that ultimately increase the value of any investment in our securities or enhance stockholder value. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply our cash in ways that enhance stockholder value, we may fail to achieve expected financial results, which may result in a decline in the price of our shares of common stock, and, therefore, may negatively impact our ability to raise capital, invest in or expand our business, acquire additional products or licenses, commercialize our product, or continue our operations.

The common stock offered hereby will be sold in “at the market offerings” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

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The actual number of shares of common stock we may issue under the sales agreement and the aggregate proceeds resulting from those sales, at any one time or in total, is uncertain.

Subject to certain conditions in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the sales agent at any time throughout the term of sales agreement. The number of shares that are sold through the sales agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with the sales agent in any applicable placement notice, and the demand for our common stock during the sales period. Because the price of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares of common stock that will ultimately be issued by us under the sales agreement or aggregate proceeds to be raised in connection with those sales.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur as a result of our utilization of our shelf registration statement, the sales agreement or otherwise could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or the market perception that we are permitted to sell a significant number of our securities would have on the market price of our common stock.

Our common stock may be affected by limited trading volume and price fluctuations, which could adversely impact the value of our common stock.

Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our common stock will be stable or appreciate over time.

Because we may issue preferred stock without the approval of our shareholders and have other anti-takeover defenses, it may be more difficult for a third party to acquire us and could depress our stock price.

In general, our Board of Directors may issue, without a vote of our shareholders, one or more additional series of preferred stock that have more than one vote per share, although the Company’s ability to designate and issue preferred stock is currently restricted by covenants under our agreements with prior investors. Without these restrictions, our Board of Directors could issue preferred stock to investors who support us and our management and give effective control of our business to our management. Additionally, issuance of preferred stock could block an acquisition resulting in both a drop in our stock price and a decline in interest of our common stock. This could make it more difficult for shareholders to sell their common stock. This could also cause the market price of our common stock shares to drop significantly, even if our business is performing well.

Because we do not intend to pay cash dividends on our shares of common stock, any returns will be limited to the value of our shares.

We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to shareholders will therefore be limited to the increase, if any, of our share price.

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USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $15,803,511 from time to time under this prospectus supplement and accompanying prospectus and subject to compliance with the terms of the sales agreement. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold and will be reduced by commissions and other expenses of this offering. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement as a source of financing. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We currently intend to use the net proceeds of this offering for working capital and other general corporate purposes. Accordingly, we will retain broad discretion over the use of these proceeds. Pending application of the net proceeds as described above, we intend to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

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DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value of our common stock as of September 30, 2024 was $769 thousand, or $0.07 per share of common stock based upon 10,444,698 shares outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of September 30, 2024.

After giving effect to the sale of our common stock in the aggregate amount of $15,803,511 at an assumed offering price of $0.97 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on March 3, 2025, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2024 would have been $15.9 million, or $0.60 per share of common stock. This represents an immediate increase in net tangible book value of $0.53 per share to our existing shareholders and an immediate dilution in net tangible book value of $0.37 per share to new investors in this offering.

The following table illustrates this calculation on a per share basis. The as adjusted information is illustrative only and will change based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus supplement. The as adjusted information assumes that all of our common stock in the aggregate amount of $15,803,511 is sold at the assumed offering price of $0.97 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on March 3, 2025. The shares sold in this offering, if any, will be sold from time to time at various prices.

Assumed public offering price per share		$0.97
Actual net tangible book value per share of common stock before this offering	$0.07
Increase in net tangible book value per share attributable to this offering	$0.53
As adjusted net tangible book value per share after giving effect to this offering		$0.60
Immediate dilution in net tangible book value per share to new investors		$0.37

The above table is based on 10,444,698 shares of common stock outstanding as of September 30, 2024, which excludes:

●	221,000 shares of common stock issuable upon exercise of outstanding stock options as of September 30, 2024, with a weighted-average exercise price of $3.57 per share;

●	4,628,586 shares of common stock issuable upon exercise of outstanding common stock warrants as of September 30, 2024, with a weighted average exercise price of $4.13 per share;

●	363,403 unvested restricted stock units, or RSUs, as of September 30, 2024;

●	1,801,660 unvested performance-based RSUs, as of September 30, 2024;

●	140,000 unvested restricted stock awards, or RSAs, as of September 30, 2024;

●	744,498 shares of common stock reserved for future grants pursuant to our 2020 Equity Incentive Plan;

●	354,169 shares of common stock reserved for issuance pursuant to our 2021 Stock Purchase Plan.

To the extent any options or warrants are exercised or restricted stock awards or restricted stock units vest, new options, warrants, restricted stock awards or restricted stock units are issued under our equity incentive plans, shares are purchased pursuant to our stock purchase plan, or we otherwise issue additional shares of common stock in the future, there will be further dilution to new investors.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or debt securities, the issuance of these securities could result in further dilution to our shareholders.

S-11

PLAN OF DISTRIBUTION

We have entered into the sales agreement with Roth under which we may issue and sell common stock from time to time, subject to the conditions of the sales agreement, in an amount up to $15,803,511 through or to Roth, acting as sales agent or principal (subject to compliance with Regulation M). Sales of our common stock, if any, under this prospectus and the accompanying base prospectus will be made at market prices by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time that we wish to issue and sell our common stock under the sales agreement, we will provide Roth with a placement notice describing the amount of common stock to be sold, the time period during which sales are requested to be made, any limitation on the amount of common stock that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales. Upon receipt of a placement notice, Roth, acting as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Capital Market, to sell our common stock under the terms and subject to the conditions of the placement notice and the sales agreement. We or Roth may suspend the offering of common stock pursuant to a placement notice upon notice and subject to other conditions.

Settlement for sales of common stock will occur, unless the parties agree otherwise, on the first business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Roth may agree upon.

We will pay Roth commissions for its services in acting as our sales agent in the sale of our common stock pursuant to the sales agreement. Roth will be entitled to compensation at a fixed commission rate of 3.0% of the gross proceeds from the sale of our common stock on our behalf pursuant to the sales agreement. We have agreed to reimburse Roth for its reasonable and documented out-of-pocket expenses (including but not limited to the reasonable and documented fees and expenses of its legal counsel) in an amount not to exceed $50,000 in connection with entering into the sales agreement and for Roth’s reasonable and documented out-of-pocket expenses related to quarterly maintenance of the sales agreement (including but not limited to the reasonable and documented fees and expenses of its legal counsel) on a quarterly basis in an amount not to exceed $5,000.

We estimate that the total expenses for this offering, excluding compensation payable to Roth and certain expenses reimbursable to Roth under the terms of the sales agreement, will be approximately $112,500. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and shares of our common stock we sell through this prospectus will be dependent, among other things, on market conditions and our capital raising requirements.

In connection with the sale of our common stock on our behalf, Roth will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Roth will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Roth against certain civil liabilities, including liabilities under the Securities Act.

Roth will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. As our sales agent, Roth will not engage in any transactions that stabilizes our common stock.

The offering pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all of our common stock subject to the sales agreement and (ii) termination of the sales agreement as permitted therein. We may terminate the sales agreement in our sole discretion at any time by giving five days’ prior notice to Roth. Roth may terminate the Sales Agreement under the circumstances specified in the Sales Agreement and in its sole discretion at any time by giving five days’ prior notice to us.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement was filed as an exhibit to our Current Report on Form 8-K filed by us with the SEC on March 6, 2025 and is incorporated by reference in this prospectus and in the registration statement of which this prospectus forms a part.

Roth and/or its affiliates may in the future provide, various investment banking and other financial services for us, for which services they may in the future receive customary fees. This prospectus in electronic format may be made available on a website maintained by Roth, and Roth may distribute this prospectus electronically.

S-12

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon by Harter Secrest & Emery LLP, Rochester, NY. Certain legal matters in connection with this offering will be passed upon for Roth by Maynard Nexsen PC, Birmingham, AL.

EXPERTS

The financial statements of VerifyMe, Inc. incorporated herein by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting requirements of the Exchange Act, and we will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available at www.sec.gov. We maintain a website at www.verifyme.com. We have not incorporated by reference into this prospectus supplement and accompanying prospectus the information contained in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus supplement and accompanying prospectus. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge or at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. You may also request a copy of these filings (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus supplement and accompanying prospectus), at no cost, by writing us at 801 International Parkway, Fifth Floor, Lake Mary, Florida, 32746 or contacting us at (585) 736-9400.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus supplement and accompanying prospectus does not contain all of the information set forth in the registration statement. You may review a copy of the registration statement and the documents incorporated by reference herein through the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus supplement and accompanying prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus supplement and accompanying prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement and accompanying prospectus are continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement and accompanying prospectus. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K) pursuant to Section 13(a), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the date this offering is terminated or we issue all of the securities under this prospectus supplement and accompanying prospectus:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 29, 2024 (the “2023 Form 10-K”).

●	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 25, 2024, to the extent incorporated by reference in Part III of our 2023 Form 10-K.

●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, filed with the SEC on May 14, 2024, June 30, 2024, filed with the SEC on August 13, 2024 and September 30, 2024, filed with the SEC on November 12, 2024.

●	Our Current Reports on Form 8-K filed with the SEC on March 15, 2024, June 5, 2024, June 10, 2024, July 5, 2024, November 12, 2024, November 26, 2024, December 12, 2024, December 27, 2024, January 14, 2025, and January 16, 2025.

●	The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on June 16, 2020, and any amendment or report filed for the purpose of updating such description (including Exhibit 4.8 to the 2023 Form 10-K).

To obtain copies of these filings, see “Where You Can Find More Information” in this prospectus supplement. Nothing in this prospectus supplement and accompanying prospectus shall be deemed to incorporate information furnished, but not filed, with the SEC, including pursuant to Item 2.02 or Item 7.01 of Form 8-K and any corresponding information or exhibit furnished under Item 9.01 of Form 8-K.

Information in this prospectus supplement supersedes related information in the documents listed above and information in subsequently filed documents supersedes related information in both this prospectus supplement and the incorporated documents.

S-13

PROSPECTUS

$40,000,000

VERIFYME, INC.

Common Stock

Preferred Stock
Warrants

Purchase Contracts

Rights
Units
___________________

The securities covered by this prospectus may be offered and sold, from time to time, by VerifyMe, Inc. in one or more offerings.

We will provide the specific terms of the specific issue of securities, including the offering price of the securities in one or more supplements to this prospectus at the time of the offering. You should read this prospectus and the prospectus supplement relating to the specific issue of securities, as well as the documents incorporated by reference herein or therein, carefully before you make your investment decision. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Our common stock and warrants are listed on the Nasdaq Capital Market and trade under the symbols “VRME” and “VRMEW” respectively. The closing price of our common stock on Nasdaq on January 24, 2025 was $1.79 per share. Each prospectus supplement will indicate if the securities to be offered thereby will be listed on any securities exchange.

As of January 28, 2025, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $46.9 million, based on 10,899,345 shares of outstanding common stock held by non-affiliates at a price of $4.30 per share, which was the closing price of our common stock on the Nasdaq Capital Market on January 16, 2025. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million (the "Baby Shelf Limitation").

We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis, subject to the Baby Shelf Limitation. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our securities is speculative and involves a high degree of risk. You should carefully read and consider the risk factors described under the heading “Risk Factors” on page 7 of this prospectus, the “Risk Factors” section included in the periodic reports that we file with the Securities and Exchange Commission and in any prospectus supplement relating to a specific offering of securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or any prospectus supplement. Any representation to the contrary is a criminal offense.

___________________

The date of this prospectus is February 3, 2025

We own or have rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect the content of our products. This prospectus, any prospectus supplements, or the documents incorporated by reference herein or therein may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus, any prospectus supplements, or the documents incorporated by reference herein or therein is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this prospectus are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process, up to a total dollar amount of $40,000,000, subject to the Baby Shelf Limitation. We may sell any combination of the securities described in this prospectus from time to time in one or more offerings. You should carefully read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” We have not authorized anyone to provide you with different or additional information.

Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. If this prospectus is inconsistent with the prospectus supplement, you should rely upon the prospectus supplement. In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.

You should assume that the information in this prospectus or any prospectus supplement, as well as the information incorporated by reference in this prospectus or any prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

Unless the context otherwise requires, references in this prospectus to “VerifyMe,” the “Company,” “we,” “us,” and “our” refer to VerifyMe, Inc. and its subsidiary, unless the context clearly indicates otherwise.

Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about, and comply with, any restrictions as to the offering of the securities and the distribution of this prospectus.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement, including the documents we incorporate by reference therein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to qualify for the “safe harbor” created by those sections.  The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts contained in this prospectus, including among others, statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements.

Our actual results and the timing of certain events may differ materially from those expressed or implied in such forward-looking statements due to a variety of factors and risks, including, but not limited to, those set forth under “Risk Factors,” those set forth from time to time in our other filings with the SEC, including risks related to the following:

•	our engagement in future acquisitions or strategic partnerships that increase our capital requirements or cause us to incur debt or assume contingent liabilities;
•	our reliance on one key strategic partner for shipping services in our Precision Logistics segment;
•	competition including by our key strategic partner, seasonal trends in our business;
•	sever climate conditions;
•	the highly competitive nature of the industry in which we operate;
•	our brand image and corporate reputation;
•	impairments related to our goodwill and other intangible assets;
•	economic and other factors such as recessions, downturns in the economy, inflation, global uncertainty and instability;
•	the effects of pandemics;
•	changes in United States social, political, and regulatory conditions and/or a disruption of financial markets;
•	reduced freight volumes due to economic conditions;
•	reduced discretionary spending in a recessionary environment;
•	global supply-chain delays or shortages;
•	fluctuations in labor costs, raw materials, and changes in the availability of key suppliers;
•	our history of losses;
•	our ability to use our net operating losses to offset future taxable income;
•	the confusion of our name brand with other brands;
•	the ability of our technology to work as anticipated and to successfully provide analytics logistics management;
•	the ability of our strategic partners to integrate our solutions into their product offerings;
•	our ability to manage our growth effectively;
•	our ability to successfully develop and expand our sales and marketing capabilities;
•	risks related to doing business outside of the U.S.;
•	intellectual property litigation;
•	our ability to successfully develop, implement, maintain, upgrade, enhance, and protect our information technology systems;
•	our reliance on third-party information technology service providers;
•	our ability to respond to evolving laws related to information technology such as privacy laws;
•	our ability to retain key management personnel;
•	our ability to work with partners in selling our technologies to businesses;
•	production difficulties;
•	our inability to enter into contracts and arrangements with future partners;
•	our ability to acquire new customers;
•	issues which may affect the reluctance of large companies to change their purchasing of products;
•	acceptance of our technologies and the efficiency of our authenticators in the field;
•	our ability to comply with the continued listing standards of the Nasdaq Capital Market; and
•	our ability to timely pay amounts due and comply with the covenants under our debt facilities.

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We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus. We have based these forward-looking statements largely on our current expectations about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

4

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus and in the documents we incorporate by reference. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus, all applicable prospectus supplements, and the documents incorporated by reference herein and therein. You should read all such documents carefully, especially the risk factors and our consolidated financial statements and the related notes included or incorporated by reference herein or therein, before deciding to buy shares of our common stock.

Company Overview

 VerifyMe is a specialized logistics company that specializes in time and temperature sensitive products, as well as providing anti-diversion and anti-counterfeit protection, brand protection and enhancement solutions. VerifyMe serves customers worldwide. We operate a Precision Logistics Segment and an Authentication Segment. The Precision Logistics Segment generates nearly all of the revenue for the company.Through our Precision Logistics segment, we provide a value-added service for sensitive parcel management driven by a proprietary software platform that provides predictive analytics from key metrics such as pre-shipment weather analysis, flight-tracking, sort volumes, and traffic, delivered to customers via a secure portal. The portal provides real-time visibility into shipment transit and last-mile events which is supported by a service center. Through our Authentication segment our technologies enable brand owners to deter counterfeit and product diversion activities Further information regarding our business segments is discussed below:

Precision Logistics: The Precision Logistics segment specializes in predictive analytics for optimizing delivery of time and temperature sensitive perishable products. We manage complex industry-specific shipping logistic processes that require critical time, temperature control and handling to prevent spoilage and extreme delivery times and brand impairment. Utilizing predictive analytics from multiple data sources including flight-tracking, weather, traffic, major carrier feeds, and time of day data, we provide our clients an end-to-end vertical approach for their most critical service delivery needs. Using our proprietary IT platform, we provide real-time information and analysis to mitigate supply chain flow interruption, as well as delivering last-mile resolution for key markets, including the perishable healthcare and food industries.

Through our proprietary PeriTrack ® customer dashboard, we provide an integrated tool that gives our customers an in-depth look at their shipping activities and allows them access to critical information in support of the specific needs of the supply chain stakeholders. We offer post-delivery services such as customized reporting for trend analysis, system performance reports, power outage maps, and other tailored reports.

Precision Logistics generates revenue from two business service models.

•	ProActive Service – clients pay us directly for carrier service coupled with our proactive logistics assistance.
•	Premium Service – clients pay us directly or through our carrier partner for our complete white-glove shipping monitoring and predictive analytics service. This service includes customer web portal access, weather monitoring, temperature control, full-service center support and last mile resolution.

Products: The Precision Logistics segment includes the following bundled services as part of our service offerings to our customers:

•	PeriTrack ®: Our proprietary PeriTrack® customer dashboard was developed utilizing our extensive logistics operational knowledge. This integrated web portal tool gives our customers an in-depth look at their shipping activities based on real-time data. The PeriTrack® dashboard was designed to provide critical information in support of the specific needs of supply chain stakeholders and gives our customer resolution specialists a 360° view of shipping activity. PeriTrack® features tools tailored for shippers of perishable goods, which includes the In-Transit Shipment Tracker. This tool provides details on the unique shipper’s in-transit shipments, with the ability to select and analyze data on individual shipments.

•	Service Center: We have assembled a team of customer resolution specialists based in the U.S. This service team resolves shipping problems on behalf of our customers. The service center acts as a help desk and monitors shipping to delivery for our customers.

•	Pre-Transit Service: We help clients prepare their products for shipments by advising clients on packaging requirements for various types of perishable products. Each product type requires its own particular packaging to protect it during shipment, and we utilize our extensive knowledge and research to provide our customers with packaging recommendations to meet their unique needs.

•	Post-Delivery: We provide customized reporting for trend analysis, system performance reports, power outage maps, and many other reports to help our customers improve their processes and customer service outcomes.

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•	Weather/Traffic Service: We have full-time meteorologists on staff to monitor weather. A package may experience a variety of weather conditions between the origin and destination, and our team actively monitors these conditions to maximize the number of timely and safely transmitted shipments. Similarly, traffic and construction also create unpredictable delays which our team works diligently to mitigate. If delays or other issues occur, we inform clients and work with them to proactively resolve such shipment issues.

Authentication: The Authentication segment specializes in traceability to connect brands with consumers through their product. This is critical in the current landscape of increased counterfeit activity and product diversion. The ability to detect fraud or abnormal behavior provides consumers and brands the assurance they require. VerifyMe has patented technologies that address the needs of consumers and brands.

Recent Developments

January 2025 Warrant Inducement

On January 13, 2025, we entered into an Inducement Letter Agreement with an institutional investor and holder of existing warrants to purchase up to 1,461,896 shares of our common stock. The existing warrants were originally issued on April 14, 2022, with an exercise price of $3.215 per share, and became exercisable six months following issuance. Pursuant to the Inducement Letter Agreement, the holder agreed to exercise the existing warrants for cash at the exercise price of $3.215 per share in consideration for our agreement to issue a new unregistered warrant to purchase up to an aggregate of 1,461,896 shares of common stock at an exercise price of $4.00 per share. The new warrant was immediately exercisable upon issuance and has a term of five and one-half years from the issuance date.

Repayment of Term Note and Termination of Interest Rate Swap Agreement

Our wholly owned subsidiary PeriShip Global LLC is a party to a debt facility with PNC Bank, National Association (the “PNC Facility”). The PNC Facility included a four-year term note (the “Term Note”) for $2 million which was set to mature in September of 2026 and required equal quarterly payments of principal and interest. The Term Note incurred interest per annum at a rate equal to the sum of Daily SOFR plus 3.1%. As of September 30, 2024, our short-term debt outstanding under the Term Note was $0.5 million and our total long-term debt outstanding under the Term Note was $0.5 million.

On January 21, 2025, we paid in full all outstanding principal and interest under the Term Note. In connection with the repayment of the Term Note we terminated our interest rate swap agreement with PNC Bank.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” and accordingly may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

Corporate Information

We were originally formed under the laws of the state of Nevada on November 10, 1999. Our principal executive offices are located at 801 International Parkway, Fifth Floor, Lake Mary, Florida, 32746, and our telephone number is (585) 736-9400. Our website address is www.verifyme.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this Prospectus, and you should not consider information on our website to be part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

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RISK FACTORS

Investing in our securities involves significant risks. Before you decide whether to purchase any of our securities, you should carefully consider the risks and uncertainties set forth Part I, Item 1A under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, and in Part II, Item 1A under the heading “Risk Factors” included in any Quarterly Reports on Form 10-Q, and any Current Reports on Form 8-K filed after the end of the fiscal year covered by such Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus and any prospectus supplement. Additional risk factors that you should carefully consider also may be included in a prospectus supplement relating to an offering of our securities as well as the other documents filed with the SEC that are incorporated by reference herein or therein. For more information, see the section entitled “Where You Can Find More Information” in the prospectus.

The risks and uncertainties described in any accompanying prospectus supplement as well as the documents incorporated by reference herein or therein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference herein or therein actually occur, our business, financial condition, results of operations and prospects could be adversely affected in a material way. The occurrence of any of these risks may cause you to lose all or part of your investment in the offered securities.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting requirements of the Exchange Act, and we will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available at www.sec.gov. We maintain a website at www.verifyme.com. We have not incorporated by reference into this prospectus the information contained in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge or at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. You may also request a copy of these filings (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus), at no cost, by writing us at 801 International Parkway, Fifth Floor, Lake Mary, Florida, 32746 or contacting us at (585) 736-9400.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You may review a copy of the registration statement and the documents incorporated by reference herein through the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K) pursuant to Section 13(a), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the date this offering is terminated or we issue all of the securities under this prospectus:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 29, 2024 (the “2023 Form 10-K”).

●	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 25, 2024, to the extent incorporated by reference in Part III of our Form 10-K.

●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, filed with the SEC on May 14, 2024, June 30, 2024, filed with the SEC on August 13, 2024 and September 30, 2024, filed with the SEC on November 12, 2024.

●	Our Current Reports on Form 8-K filed with the SEC on March 15, 2024, June 5, 2024, June 10, 2024, July 5, 2024, November 12, 2024, November 26, 2024, December 12, 2024, December 27, 2024, January 14, 2025, and January 16, 2025.

●	The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on June 16, 2020, and any amendment or report filed for the purpose of updating such description (including Exhibit 4.8 to the 2023 Form 10-K).

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To obtain copies of these filings, see “Where You Can Find More Information” in this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished, but not filed, with the SEC, including pursuant to Item 2.02 or Item 7.01 of Form 8-K and any corresponding information or exhibit furnished under Item 9.01 of Form 8-K.

Information in this prospectus supersedes related information in the documents listed above and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

THE SECURITIES WE MAY OFFER

This prospectus contains a summary of the common stock, preferred stock, warrants, purchase contracts, rights and units that we may offer under this prospectus, up to a total aggregate offering price of $40,000,000 from time to time in one or more offerings under this prospectus, together with any applicable prospectus supplement, at prices and on terms to be determined by market conditions at the time of the relevant offering, and subject to the Baby Shelf Limitation. The particular material terms of the securities offered by a prospectus supplement will be described in that prospectus supplement. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. However, this prospectus, the prospectus supplement and the pricing supplement, if applicable, contain the material terms and conditions for each security. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. You should read these documents as well as the documents filed as exhibits to or incorporated by reference to this registration statement. Capitalized terms used in this prospectus that are not defined will have the meanings given them in these documents.

DESCRIPTION OF CAPITAL STOCK

The following information describes the Company’s capital stock and the provisions of our amended and restated articles of incorporation, as amended (“articles”) and amended and restated by-laws, as amended (“bylaws”). This description is only a summary. You should read and refer to our articles and bylaws, the forms of which have been filed with the SEC and are incorporated herein by reference. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

General

We are authorized to issue up to 675,000,000 shares of common stock, par value $0.001 per share, and 75,000,000 shares of preferred stock, par value $0.001 per share. As of January 24, 2025 there were 12,354,772 shares of common stock outstanding, which were held by approximately 1,446 stockholders of record, and 0.85 shares of Series B Convertible Preferred Stock outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding, shares of common stock are fully paid and nonassessable. The holders of common stock have no preferences or rights of cumulative voting, conversion, or pre-emptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in any of our assets remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

The transfer agent and registrar for our common stock is West Coast Stock Transfer, Inc. Our common stock is listed on the Nasdaq Capital Market under the trading symbol “VRME” and certain warrants to purchase shares of our common stock are traded on the Nasdaq Capital Market under the trading symbol “VRMEW.”

Preferred Stock

We are authorized to issue up to 75,000,000 shares of preferred stock in one or more series and to fix the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each of these series, including, if applicable, the dividend rights and preferences, conversion rights, voting rights, terms and rights of redemption, including without limitation sinking fund provisions, redemption price or prices, liquidation rights and preferences, and the number of shares constituting any series The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of us without further action by our stockholders and may adversely affect the dividend, liquidation and voting and other rights of the holders of common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others.

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We believe that the ability to issue preferred stock without the expense and delay of a special stockholders’ meeting provides us with increased flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that might arise. This also permits the board of directors to issue preferred stock containing terms which could impede the completion of a takeover attempt. This could discourage an acquisition attempt or other transaction which stockholders might believe to be in their best interests or in which they might receive a premium for their stock over the then market price of the stock.

As of January 24, 2025, there are 0.85 shares of Series B Convertible Preferred Stock outstanding, convertible into 144,000 shares of our common stock.

If we decide to issue any preferred stock pursuant to this prospectus, we will describe in a prospectus supplement the terms of the preferred stock, including, if applicable, the following:

•	the title of the series and stated value;
•	the number of shares of the series of preferred stock offered, the liquidation preference per share, if applicable, and the offering price;
•	the applicable dividend rate(s) or amount(s), period(s) and payment date(s) or method(s) of calculation thereof;
•	the date from which dividends on the preferred stock will accumulate, if applicable;
•	any provisions for a sinking fund;
•	any applicable provision for redemption and the price or prices, terms and conditions on which preferred stock may be redeemed;
•	any securities exchange listing;
•	any voting rights and powers;
•	whether interests in the preferred stock will be represented by depository shares;
•	the terms and conditions, if applicable, of conversion into shares of our common stock, including the conversion price or rate or manner of calculation thereof;
•	a discussion of any material U.S. federal income tax considerations;
•	the relative ranking and preference as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs;
•	any limitations on issuance of any series of preferred stock ranking senior to or on parity with such series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs; and
•	any other specific terms, preferences, rights, limitations or restrictions of such series of preferred stock.

Warrants

As of January 28, 2025, the Company had outstanding warrants, which are listed on the Nasdaq Capital Market under the symbol “VRMEW,” to purchase an aggregate of 3,073,379 shares of common stock (the “Listed Warrants”). The Listed Warrants are exercisable at an exercise price of $4.60 per share and will expire on June 22, 2025. Each Listed Warrant is exercisable for one share of common stock. The exercise price and number of shares of common stock issuable upon exercise of the Listed Warrants may be adjusted in certain circumstances, including in the event of a stock dividend or recapitalization, reorganization, merger or consolidation. However, the Listed Warrants will not be adjusted for issuances of common stock at prices below its exercise price. The terms of the Listed Warrants are governed by a Warrant Agreement, dated as of June 22, 2020, between the Company and West Coast Stock Transfer, Inc., as the warrant agent.

As of January 28, 2025, the Company had outstanding warrants, which are not listed on the Nasdaq Capital Market, to purchase up to 1,555,208 shares of common stock (the “Unlisted Warrants”). The Unlisted Warrants are comprised of a warrant to purchase 1,461,896 shares of common stock exercisable at an exercise price of $4.00 per share and which will expire on July 15, 2030, and warrants to purchase 93,312 shares of common stock exercisable at an exercise price of $3.215 per share which expire on October 14, 2027. The exercise price and number of shares of common stock issuable upon exercise of the Unlisted Warrants may be adjusted in certain circumstances, including in the event of a stock dividend or recapitalization, reorganization, merger or consolidation, and contain price adjustment provisions which may, under certain circumstances, reduce the applicable exercise price.

Anti-Takeover Effects of Certain Provisions in our Certificate and Bylaws

Provisions of our amended and restated articles of incorporation, as amended, and our amended and restated bylaws, as amended, may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our capital stock.

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Board of Directors; Removal of Directors for Cause. Our bylaws provide for the election of directors to one-year terms at each annual meeting of the stockholders. All directors elected to our board of directors will serve until the election and qualification of their respective successors or their earlier resignation or removal. The board of directors is authorized to create new directorships, subject to the amended and restated articles of incorporation, and to fill such positions so created by a majority vote of the directors. Members of the board of directors may only be removed by the affirmative vote of the holders of not less than two-thirds of the voting power of our issued and outstanding stock entitled to vote generally in the election of directors. Our articles do authorize cumulative voting for the election of directors.

Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors. Our bylaws provide that, for nominations to the board of directors or for other business to be properly brought by a stockholder before a meeting of stockholders, written notice of the nomination must be received by us not earlier than 120 days and not later than 90 days prior to the anniversary date of the immediately preceding annual meeting. Detailed requirements as to the form of the notice and information required in the notice are specified in the bylaws. If it is determined that business was not properly brought before a meeting in accordance with our by-law provisions, such business will not be conducted at the meeting.

Restrictions on Special Meetings of Stockholders. Special meetings of the stockholders may only be called by our chief executive officer, the chairman of the board of directors or the president of the company pursuant to the requirements of our bylaws.

Blank-Check Preferred Stock. Our board of directors will be authorized to issue, without stockholder approval, preferred stock, the rights of which will be determined at the discretion of the board of directors and that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that our board of directors does not approve.

Nevada Anti-Takeover Statutes

The following provisions of the Nevada Revised Statutes (“NRS”) could, if applicable, have the effect of discouraging takeovers of our company.

Transactions with Interested Stockholders. The NRS prohibits a publicly-traded Nevada company from engaging in any business combination with an interested stockholder for a period of two years following the date that the stockholder became an interested stockholder unless such transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders.

An “interested stockholder” is defined as any entity or person beneficially owning, directly or indirectly, 10% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, controlling, or controlled by any of these entities or persons. The definition of “business combination” is sufficiently broad to cover virtually any type of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise benefit its own interests rather than the interests of the corporation and its stockholders.

In addition, business combinations that are not approved and therefore take place after the two year waiting period may also be prohibited unless (a) the combination was approved by the board of directors prior to the person becoming an interested stockholder; (b) the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder; (c) the transaction is approved by the affirmative vote of a majority of the voting power held by disinterested stockholders at a meeting called for that purpose no earlier than two years after the date the person first became an interested stockholder; or (d) if the consideration to be paid to all stockholders other than the interested stockholder is, generally, at least equal to the highest of: (i) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, plus compounded interest and less dividends paid, (ii) the market value per share of common shares on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, plus compounded interest and less dividends paid, or (iii) for holders of preferred stock, the highest liquidation value of the preferred stock, plus accrued dividends, if not included in the liquidation value.

Acquisition of a Controlling Interest. The NRS contains provisions governing the acquisition of a “controlling interest” and provides generally that any person that acquires 20% or more of the outstanding voting shares of an “issuing corporation,” defined as Nevada corporation that has 200 or more stockholders at least 100 of whom are Nevada residents (as set forth in the corporation’s stock ledger); and does business in Nevada directly or through an affiliated corporation, may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholder of the corporation elects to restore such voting rights in whole or in part.

The statute focuses on the acquisition of a “controlling interest” defined as the ownership of outstanding shares sufficient, but for the control share law, to enable the acquiring person, directly or indirectly and individually or in association with others, to exercise (i) one-fifth or more, but less than one-third; (ii) one-third or more, but less than a majority; or (iii) a majority or more of the voting power of the corporation in the election of directors.

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The question of whether or not to confer voting rights may only be considered once by the stockholders and once a decision is made, it cannot be revisited. In addition, unless a corporation’s articles of incorporation or bylaws provide otherwise (i) acquired voting securities are redeemable in whole or in part by the issuing corporation at the average price paid for the securities within 30 days if the acquiring person has not given a timely information statement to the issuing corporation or if the stockholders vote not to grant voting rights to the acquiring person’s securities; and (ii) if voting rights are granted to the acquiring person, then any stockholder who voted against the grant of voting rights may demand purchase from the issuing corporation, at fair value, of all or any portion of their securities.

The provisions of this section do not apply to acquisitions made pursuant to the laws of descent and distribution, the enforcement of a judgment, or the satisfaction of a security interest, or acquisitions made in connection with certain mergers or reorganizations.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our common stock, preferred stock or other securities. We may offer warrants separately or together with one or more additional warrants, common stock, preferred stock, other securities or any combination of those securities in the form of units, as described in the appropriate prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the prospectus supplement.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;
●	the currency or currency units in which the offering price, if any, and the exercise price are payable;
●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;
●	any applicable anti-dilution provisions;
●	any applicable redemption or call provisions;
●	the circumstances under which the warrant exercise price may be adjusted;
●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
●	any applicable material United States federal income tax consequences;
●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
●	the designation and terms of the securities purchasable upon exercise of the warrants;
●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;
●	if applicable, the date from and after which the warrants and the related securities will be separately transferable;
●	the number of securities purchasable upon exercise of a warrant and the price at which those securities may be purchased;
●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
●	information with respect to book-entry procedures, if any;
●	whether the warrants are to be sold separately or with other securities as parts of units; and
●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Unless otherwise provided in the prospectus supplement relating to a particular issue of warrants, each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete, and is subject to modification in any prospectus supplement for any issuance of warrants. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement and form of warrant certificate for that particular series.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our common stock, preferred stock or other securities. The price per share of common stock, preferred stock or other securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

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The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

●	whether the purchase contracts obligate the holder to purchase or sell, or both, our common stock, preferred stock or other securities, and the nature and amount of those securities, or method of determining those amounts;
●	whether the purchase contracts are to be prepaid or not;
●	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock, preferred stock or other securities;
●	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;
●	United States federal income tax considerations relevant to the purchase contracts; and
●	whether the purchase contracts will be issued in fully registered global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF RIGHTS

We may issue rights, including rights issued as part of a unit with one or more other securities, to purchase common stock, preferred stock or other securities that we may offer to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. A copy of the form of rights agent or subscription agent agreement, including the form of rights certificate representing a series of rights, will be filed with the SEC in connection with the offering of a particular series of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;
●	the aggregate number of rights issued and the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;
●	the exercise price;
●	the conditions to and method by which holders of rights will be entitled to exercise;
●	any provisions for adjustment in the exercise price or number of securities the rights can be exercised for;
●	the conditions to completion of the rights offering;
●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and
●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the amount of shares of common stock or preferred stock or other securities on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Until a holder exercises the rights to purchase shares of our common stock or preferred stock or other securities, the holder will not have any rights as a holder of shares of our common stock or preferred stock or other securities, as the case may be, by virtue of ownership of the rights.

The applicable prospectus supplement will describe the terms of any rights. The preceding description and any description of rights in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the right certificate and, if applicable, the rights agent agreement or subscription agent agreement relating to such rights.

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DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;
●	the terms of the unit agreement governing the units;
●	United States federal income tax considerations relevant to the units; and
●	whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the form of unit certificate and unit agreement, if any, which will be filed with the SEC in connection with the offering of such units, and, if applicable, collateral arrangements and depositary arrangements relating to such units.

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USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the prospectus supplement relating to a specific issue of securities. Our general corporate purposes may include the acquisition of companies, businesses or assets; repayment and refinancing of debt; capital expenditures; and working capital. The prospectus supplement with respect to an offering of securities may identify different or additional uses for the proceeds of such offering.

The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, the availability of other funds and other factors. We have not yet determined the amount or timing of the expenditures for each of the categories listed above and these expenditures may vary significantly depending on a variety of factors. As a result, unless otherwise indicated in the applicable prospectus supplement, our management will retain broad discretion in the allocation and the use of the net proceeds of this offering.

PLAN OF DISTRIBUTION

We may sell our securities in any of the following ways:

●	to or through underwriters;
●	through agents;
●	through broker-dealers (acting as agent or principal);
●	directly by us to one or more purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering or otherwise; or
●	through a combination of any such methods of sale.

The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, including at-the-market offerings as defined in Rule 415(a)(4) under the Securities Act, at prices related to the prevailing market prices, or negotiated prices.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of such offering. The prospectus supplement will set forth the terms of the offering of such securities, including:

●	the name or names of any underwriters, dealers or agents and the type and amounts of securities underwritten or purchased by each of them;
●	the public offering price of the securities and the net proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to underwriters, dealers or agents;
●	any exchange on which the securities will be issued; and
●	all other items constituting underwriting compensation.

We may also issue the securities as a dividend or distribution or in a subscription rights offering to our stockholders, in each case subject to applicable restrictive covenants contained in agreements and instruments governing our debt at the time of such dividend, distribution or offering. Any such dividend, distribution or subscription rights may or may not be transferable by stockholders. The applicable prospectus supplement will describe the specific terms of the dividend, distribution or subscription rights, including the terms of the dividend, distribution or subscription rights offering, the terms, procedures and limitations relating to the exchange and exercise of the dividend, distribution or subscription rights and, if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of common stock, other class of securities or units through the issuance of a dividend, distribution or subscription rights.

Sale Through Underwriters, Agents or Dealers

If we use underwriters in the sale of any securities on a firm commitment basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may also engage underwriters on a best efforts basis.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

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To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. If any underwriter or agent acts as principal, or broker dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

In the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates in connection with those derivatives then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

Underwriters may engage in overallotment. If an underwriter creates a short position in offered securities by selling more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Act, Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

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If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by Financial Industry Regulatory Authority (“FINRA”) members participating in the offering, or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Rule 5110.

Direct Sales and Electronic Auctions

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved.

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called "real-time" basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder's individual bids would be accepted, prorated or rejected. Any such matters will be described in the applicable prospectus supplement.

Upon completion of such an electronic auction process, securities may be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders may be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Harter Secrest & Emery LLP, Rochester, NY.

EXPERTS

The financial statements of VerifyMe, Inc. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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VERIFYME, INC.

Up to $15,803,511 of Shares of Common Stock

PROSPECTUS SUPPLEMENT

Roth Capital Partners

March 6, 2025